EXHIBIT 99
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                              FOR IMMEDIATE RELEASE
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                      SVB Financial Services, Inc. Declares
                                 Stock Dividend





Somerville, NJ...October 31, 2003 Robert P. Corcoran, President and CEO of SVB Financial Services, Inc. (Nasdaq: SVBF) , the parent holding company of Somerset Valley Bank, announced that the Board of Directors declared a 5% stock dividend payable December 3, 2003 to holders of record November 17, 2003.

     This is the fifth consecutive year the Bank has paid a 5% stock dividend.

     Somerset Valley Bank operates offices in Somerville (2), Hillsborough, Bridgewater, Manville, Aberdeen, Bernards, Edison, Warren and at the Arbor Glen Retirement Community. The Bank recently received approval to open two branches in Flemington and a branch in Metuchen, New Jersey.

     SVB Financial Services, Inc. is traded on the Nasdaq National Market Small-Cap under the trading symbol SVBF and can be accessed via the Internet at www.somersetvalleybank.com.

     The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by an "asterisk" (*) or may use such forward-looking terminology as "expect", " look", " believe", " anticipate", " may", " will", or similar statements or variations of such terms or otherwise express views concerning trends and the future. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the direction of interest rates, continued levels of loan quality and origination volume, continued relationships with major customers including sources for loans, as well as the effects of economic conditions and legal and regulatory barriers and structure, including those relating to the deregulation of the financial services industry. Actual results may differ materially from such forward-looking statements. SVB Financial Services, Inc. assumes no obligation for updating any such forward-looking statement at any time.